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(LOGO OF ERNST & YOUNG APPEARS HERE)




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the Caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Riggs National Corporation for the registration of its Subordinated Debt Securities, and to the incorporation by reference therein of our report with respect to the financial statements of Riggs AP Bank Limited (not separately included herein) dated
March 2, 1993 except for Note 19 - Subsequent Events; Regulatory and Other Developments Relating to Riggs National Corporation as to which the date is October 25, 1993, included in Amendment No. 4 to the Annual Report (Form 10-K) of Riggs National Corporation for the year ended December 31, 1992, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG
                                                     Chartered Accountants

London, England

January 12, 1994                                     /s/ERNST & YOUNG